UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MORGAN STANLEY

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date filed:

An Urgent Message From Tom Nides

If you haven’t already voted your Morgan Stanley shares for critical proposals on the ballot at our annual meeting, in the next day or two you may receive a new proxy card via overnight courier. We are sending new proxy cards to several employee shareholders who have large positions in Morgan Stanley stock, but haven’t yet voted shares held in brokerage accounts or in registered form.Voting through the email that you received from John Mack does not vote these shares.

If you haven’t voted these shares, please vote as soon as possible using the proxy cards you receive.  The cards come with instructions on how to vote by telephone or internet – these are fast, simple methods for voting.  If your shares are held in a Morgan Stanley brokerage account, you also can contact Morgan Stanley’s customer service center toll free at ______________ or by email at ______________ for assistance with voting your shares.

Your vote “FOR” the EICP is particularly important.  If we don’t get shareholder approval of the EICP, our ability to make year-end equity awards will be severely limited.

If you have any questions, please contact our proxy solicitors toll free at 1-800-967-7921.  Thank you.